EXHIBIT 15

October 30, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 30, 2018 on our review of interim financial information of Mastercard Incorporated and its subsidiaries, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-135572, 333-136460, and 333-143777), and Form S-3 (No. 333-223679) of Mastercard Incorporated.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
New York, New York